Exhibit 10.2

WAIVER OF REGISTRATION RIGHTS

Crdentia Corp.

This Waiver (this “Waiver”), effective as of November 30, 2007, is made by and among Crdentia Corp., a Delaware corporation (the “Company”), and the several holders signatory hereto (each, a “Holder” and collectively, the “Holders”), with reference to the following facts:

WHEREAS, the Company and the Holders are parties to that certain Registration Rights Agreement dated as of October 26, 2007 (the “Agreement”); and

WHEREAS, pursuant to Section 6(d) of the Agreement, and in order to increase the likelihood that the Securities and Exchange Commission will permit the registration of the remaining Registrable Securities under a resale registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the parties desire to waive certain provisions of the Agreement with respect to the Shares held by them (an aggregate of 11,633,334 shares of Common Stock) and any shares that may become issuable in connection with any stock split, dividend or other distribution, recapitalization or similar event (collectively, the “Waived Registrable Securities”).

NOW, THEREFORE, the parties agree as follows:

1.             Waiver.

(a)           The Company is hereby relieved from its obligations under Sections 2 and 3 of the Agreement with respect to the Waived Registrable Securities, and shall have no obligation under the Agreement to register the Waived Registrable Securities for resale under the Securities Act; and

(b)           No damages shall be payable by the Company pursuant to Section 2(c) of the Agreement or otherwise, and the Company shall not be considered to be in breach of the Agreement, in connection with its failure to register the Waived Registrable Securities under the Securities Act.

2.             Future Registration.  If the Company receives at any time a written request from the Holders that the Company file a Registration Statement under the Securities Act covering the registration of the Waived Registrable Securities, then the Company will promptly, and in no event later than thirty (30) days of the receipt thereof, prepare and file with the Commission a Registration Statement covering the resale of such Waived Registrable Securities not already covered by an existing and effective Registration Statement or eligible for resale pursuant to Rule 144 under the Securities Act.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible.  In the event that the amount of securities which may be included in the Registration Statement filed pursuant to this Section 2 is limited due to Commission Comments, any cut back of securities shall be applied pro rata in proportion to the number of shares initially sought to be included by each Holder.

3.             Effective of Waiver.  Except as provided above under Sections 1 and 2, the Agreement shall remain unchanged and continue in full force and effect in accordance with its terms.

4.             Execution and Counterparts.  This Waiver may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.             Definitions.  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

6.             Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be determined in accordance with the provisions of the Agreement.

7.             Successors and Assigns. This Waiver shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

8.             Headings.  The headings in this Waiver are for convenience only, do not constitute a part of this Waiver, and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year first written above.

CRDENTIA CORP.

By:	/s/ John Kaiser
Name:	John Kaiser
Title:	Chief Executive Officer

[Signature Page To Waiver]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year first above written.

Name of Holder:  MedCap Partners L.P.

Signature of Authorized Signatory of Holder:	/s/ C. Fred Toney

Name of Authorized Signatory:	C. Fred Toney

Title of Authorized Signatory:	Managing Member of the General Partner

[Signature Page To Waiver]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year first above written.

Name of Holder:  MedCap Offshore Partners L.P.

Signature of Authorized Signatory of Holder:	/s/ C. Fred Toney

Name of Authorized Signatory:	C. Fred Toney

Title of Authorized Signatory:	Managing Member of the General Partner

[Signature Page To Waiver]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the day and year first above written.

Name of Holder:  FatBoy Capital, L.P.

Signature of Authorized Signatory of Holder:	/s/ David A. Jenkins

Name of Authorized Signatory:	David A. Jenkins

Title of Authorized Signatory:	Managing Member of General Partner

[Signature Page To Waiver]